PIONEER MUNICIPAL AND EQUITY INCOME TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 11, 2008

This proxy is solicited on behalf of the Board of Trustees of Pioneer Municipal and Equity Income Trust (the "Fund"). The undersigned hereby appoints John F. Cogan, Jr., Dorothy E. Bourassa and Christopher J. Kelley, each of them (with full powers of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in the above-referenced Fund at the Special Meeting of Shareholders of the Fund to be held at 2:00 p.m., Eastern time, on September 11, 2008, at the offices of Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse or if this proxy is executed but no instruction is given, this proxy shall be deemed to grant authority to vote "FOR" the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment. The proxies intend to vote with management on any such other business properly brought before the Meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of the Special Meeting of Shareholders and combined Proxy Statement and Prospectus.

                      Date:  [            ], 2008

                      YOUR VOTE IS VERY IMPORTANT.
                      PLEASE COMPLETE, SIGN, DATE AND RETURN
                      THE ENCLOSED PROXY CARD PROMPTLY.

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                      Signature(s) of Shareholder(s) (Sign in the Box)


                      Note: Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.


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             NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED
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YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.
THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL BELOW IF NO SPECIFICATION IS MADE BELOW.

Your Board of Trustees recommends that you vote "FOR" Proposal 1.

1. To approve an Agreement and Plan of Merger between your fund and Pioneer Tax Free Income Fund. Under this Agreement and Plan of Merger, your fund (a closed-end fund) will merge with and into an open-end fund, Pioneer Tax Free Income Fund.

         Please review the enclosed combined Proxy Statement and Prospectus because it contains important information regarding this proposal.


         FOR __________          AGAINST __________           ABSTAIN __________

2. To transact such other business as may properly come before the meeting or and adjournments or postponements thereof.

          WE NEED YOUR VOTE BEFORE [_________] [__], 2008.

            PLEASE SIGN AND DATE THE REVERSE SIDE.